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                                                                   EXHIBIT 11(a)



                               CONSENT OF COUNSEL

          We hereby consent to the use of our name and to the references to our firm under the captions "General Information - Legal Counsel" in the Prospectus and "Miscellaneous Information - Legal Matters" in the Statement of Additional Information forming a part of Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (No. 33-44611) and Amendment No. 12 to the Registration Statement under the Investment Company
Act of 1940 (No. 811-6463) on Form N-1A of AIM International Funds, Inc.


                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                        ---------------------------------------
                                            Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
February 11, 1997